UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

100 Challenger Road, Suite 830

Ridgefield Park, NJ 07660

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2019, the Company, through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., executed a definitive Share Sale Agreement (the “Agreement”) to acquire 51% of the issued and outstanding shares of Accounting Business Solutions (“ABS”), an Australian Corporation. Under the Agreement the Company acquired a 51% ownership valued at $106,641 in exchange for 39,063 shares of the Company’s common stock valued, for purposes of the Agreement, at $2.73 per share. Accounting Business Solutions Pty Ltd is an Australian company incorporated under the Australian Securities & Investment Commission. It is based in the City of Gold Coast, Queensland and provides booking, accounting and tax services for small to medium companies across Australia.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this Item are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this Item is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(c) Exhibits

Exhibit No.	DESCRIPTION
10.1	Share Sale Agreement between the Company and Marshini Thulkanam for Purchase of 60% of Accounting Business Solutions Pty Ltd dated June 26, 2019.
99.1	Audited financial statements of Accounting Business Solutions Pty. Ltd., as of and for the years ended December 31, 2018 and 2017.
99.2	Unaudited financial statements of Accounting Business Solutions Pty. Ltd., as of and for the three months ended March 31, 2019 and 2018.
99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Date: October 1, 2019	By:	/s/ Ali Kasa
Ali Kasa
President